Microwave Filter Company,  Inc.
6743 Kinne Street
East Syracuse, New York 13057
Notice of Annual Meeting Of Shareholders


To the Shareholders of Microwave Filter Company, Inc.:

At the direction of the Board of Directors of Microwave Filter Company, Inc., a New York corporation (the "Company"), notice is hereby given that the Annual meeting of Shareholders of the Company (the "Meeting") will be held at 10:00 a.m. on Thursday, April 10, 1997 at the Holiday Inn, Carrier Circle, East Syracuse, New York 13057 for the purpose of voting on the following matters:


                Proposal 1.   The election of 3 directors to hold office until
the Annual Meeting of the Shareholders at which their term expires or until their successors have been duly elected.

                Proposal 2. The ratification of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1997.

                Proposal 3.   To consider and act upon a proposed
shareholder resolution by Mr. David Silver, with regard to the rescindment and replacement of Bylaw Article XII "Indemnification and Insurance".



The Board of Directors has fixed the close of business on February 18, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, or any adjournments thereof.

        By order of the Board of Directors



        Louis S. Misenti
        Chairman of the Board

Dated:  March 14, 1997
Syracuse, New York


YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.
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MICROWAVE FILTER COMPANY, INC.
Proxy Statement for Annual Meeting of Shareholders
General

The enclosed Proxy is solicited on behalf of the Board of Directors of Microwave Filter Company, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 10, 1997 at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Holiday Inn, Carrier Circle, East Syracuse, New York 13057.

The Company's principal executive offices are located at 6743 Kinne Street, East Syracuse, New York 13057. The telephone number at that address is (315) 437-3953.

These proxy solicitation materials and the Annual Report to Shareholders were first mailed on or about March 14, 1997 to all shareholders entitled to vote at the Annual Meeting.


Record Date and Shares Outstanding

Shareholders of record at the close of business on February 18, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the record date 3,552,833 shares of the Company's common stock were issued, outstanding and entitled to vote at the Annual Meeting.


Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Voting and Solicitation

Every shareholder voting for the election for Directors and on the other matters presented in this proxy is entitled to one vote for each share held of record on the record date. Directors are elected by a plurality of the votes cast at the meeting. Abstentions count for the purpose of determining a quorum. Broker non-votes do not count for the purpose of determining a quorum. Abstentions and broker non-votes will count as a vote against proposal 3. Abstentions will not count as a vote for proposals 1 and 2. Broker non-votes will count as a vote for proposals 1 and 2.

The cost of this solicitation will be borne by the Company. The Company has retained Regan & Associates to assist in the solicitation of proxies at a fee of $8,000 (which includes expenses.) In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or by telegram.


Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than November 3, 1997 in order to be included in the proxy soliciting material relating to that meeting.


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Board Meetings and Committees

        The Board of Directors held a total of six meetings during the fiscal year ending September 30, 1996. No Director attended fewer than 75% of all such meetings of the Board of Directors and of the Committees, if any, on which such Directors served.

The Company's Finance and Audit Committee currently consists of Sidney Chong, Chair, Daniel Galbally, Frank S. Markovich and Robert R. Andrews. The Finance and Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. The Finance and Audit Committee held two meetings during fiscal year 1996.

The Company's Compensation Committee currently consists of Trudi B. Artini, Chair, Frank S. Markovich, David B. Robinson, M.D., Daniel Galbally, and Robert R. Andrews. The Compensation Committee reviews compensation and benefits for the Company's executives. The Compensation Committee held three meeting during fiscal year 1996.

The Company's Nominating Committee currently consists of David B. Robinson, M.D., Chair, Trudi B. Artini, Carl F. Fahrenkrug, P.E., Milo Peterson and Frank S. Markovich. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders if such recommendations are in writing and are mailed to the Secretary of the Company at the Company's principal executive office. The Nominating Committee did not hold any meetings during fiscal year 1996.

The Company also has a standing Executive Committee and Operations Committee.



Compensation of Directors

The Company pays Directors' fees to each Director who is not an employee of the Company (currently seven persons). During fiscal year 1996, outside Directors received fees of $200 per Board meeting and $100 per Committee meeting, with the exception of the Executive Committee whose members receive $200 per meeting. On July 31, 1996, Board of Director meeting fees and Executive Committee meeting fees were increased to $300 per meeting and all other committee meeting fees were increased to $200 per meeting. The Company also reimburses Directors for reasonable expenses incurred in attending meetings. The Company also pays Louis S. Misenti $20,000 per year for his services as Chairman of the Board of Directors. In addition, The Company paid Louis S. Misenti $3,333 during fiscal 1996 for consulting services. Outside Directors have the option of receiving their compensation for meetings and services in the form of restricted shares of the Company's common stock. For this purpose, shares are valued at 85% of the mean between the bid and asked price of the stock at the beginning of each quarter. During fiscal 1996, 14,621 shares were issued to Directors in lieu of Directors' fees:


                                     Number of Shares
Director                    Issued In Lieu of Directors' Fees

Trudi B. Artini                           1,843
Sidney Chong                              2,190
Daniel Galbally                             897
Frank S. Markovich                        1,430
Louis S. Misenti                          8,261

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 18, 1997 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director of the Company and (iii) all Directors and Executive Officers as a group.

Directors, Officers                      Shares Beneficially Owned
5% Shareholders                            Number         Percent

Carl F. Fahrenkrug *                      368,316          10.4%
and Rita Fahrenkrug
8365 Indian Hill Road
Manlius, NY  13104

Louis S. Misenti *                        364,511          10.3%
140 Clearview Road
Dewitt, NY  13214

Milo Peterson *                           168,570           4.7%
Trudi B. Artini *                         108,203           3.0%
David B. Robinson, M.D.*                  116,332           3.3%
Frank S. Markovich *                        3,998            **
Daniel Galbally *                           1,489            **
Sidney Chong *                              5,355            **
Robert R. Andrews *                         1,214            **



All Directors and Executive
Officers as a group (ten persons)       1,168,896           32.9%

*Directors of the Company.
**Denotes less than one percent of class.

Frederick A. Dix                          244,007            6.9%
and Margorie Dix
209 Watson Road
N. Syracuse, NY  13212

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer for services to the Company during the three fiscal years ended September 30, 1996.

                                                       Annual Compensation
                                                        Salary      Bonus
Name and Principal Position                     Year       $          $
Carl F. Fahrenkrug
President and CEO (1)                           1996    104,229     10,000
                                                1995     91,775        -
                                                1994     95,522        -

(1) Mr. Fahrenkrug was elected President and CEO on October 7, 1992


Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.


Compliance with Section 16(a) of the Securities Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such Officers, Directors and 10% shareholders are also required by SEC Rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such reports received by it, the Company believes that during the fiscal year ended September 30, 1996, all such filing requirements were complied with in a timely fashion.

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PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

  Three Directors (Class I) are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. A term of office for each person elected as a Director will continue to the Annual Meeting of Shareholders at which their term expires or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a Director.

The name of and certain information regarding each nominee is set forth below.

Director                   Principal Occupation

TRUDI B. ARTINI            Mrs. Artini is an independent investor in MFC and
Age 74                     various other business enterprises in Syracuse, New
Director since 1974        York.



DAVID B. ROBINSON, MD      Dr. Robinson is Emeritus Professor of Psychiatry at
Age 72                     the Health Science Center, State University of New
Director since 1977        York at Syracuse. He was a faculty member from 1958
                           until his retirement in 1985 and served as Acting
                           Chairman of the Dept. of Psychiatry for six of those years. Since 1989, he has served as a Skaneateles
                           Town Councilman and in 1980 was a founding Board
                           Member of the Skaneateles Festival of Chamber Music.


MILO PETERSON              Mr. Peterson has served as Executive Vice President
Age 56                     and Corporate Secretary of NSI since January 1, 1992.
Director since 1990        Since January 1, 1992, he has also served as
                           Production Consultant to the President.  Prior to
                           January 1, 1992, he served as Executive Vice
                           President of NSI. Mr. Peterson graduated from programs at Yale University and Syracuse University.
                           He served as V.P. of Manufacturing of Microwave
                           Systems, Inc., Syracuse, N.Y. from 1970-1976. He was elected Corporate Secretary of MFC on March 27, 1993.
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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

On the recommendation of the Audit and Finance Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P., independent certified public accountants, to audit the Company's financial statements for the fiscal year ending September 30, 1997 and recommends that shareholders vote for ratification of such appointment.

Coopers & Lybrand has audited the Company's financial statements since the fiscal year ended September 30, 1992. A representative is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors.


SHAREHOLDER PROPOSAL (PROPOSAL 3)

THE FOLLOWING PROPOSAL FROM SHAREHOLDER DAVID SILVER IS INCLUDED IN ITS ENTIRETY AS PRESENTED BY MR. SILVER. THE BOARD OF DIRECTORS HAS MADE NO DETERMINATION REGARDING ITS LEGALITY OR WHETHER IT IS APPROPRIATE UNDER LAW OR THE COMPANY'S BYLAWS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

That the following resolution with regard to rescindment and replacement of By-law Article XII - INDEMNIFICATION AND INSURANCE be presented for approval at the 1997 Annual Meeting of Shareholders of Microwave Filter Company, Inc. (the "Company") as follows:

"RESOLVED, that Article XII - Indemnification and Insurance, approved, effective May 1, 1995, by the Board of Directors of the Company, be deleted in its entirety and that said By-law shall, from the date of its approval thenceforth, be deemed null and void and without effect; and it is further"

"RESOLVED, that any and all obligations by the Company to claimants for reimbursement of legal expenses pursuant to provisions of Article XII, as originally approved by the Board of Dirctors of the Company on May 11, 1994 and rescinded thereafter, and subsequently approved by the Board of Directors, effective May 1, 1995, are null and void and without effect, and that the Company shall seek to recover payments made to claimants for reimbursement of legal expenses pursuant to the provisions of said Article XII; and it is further"

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"RESOLVED, that the newly adopted Section 7 addition to the Certificate of
Incorporation relating to Indemnification of Directors and Officers (Proposal 8) approved by the shareholders at the 1996 Annual Meeting, be deemed null and void and without effect, and it is further"

"RESOLVED, that a new Article XII - Indemnification and Insurance, be approved effective as of the 1997 Annual Meeting of Shareholders of the Company as follows:"

"ARTICLE XII - INDEMNIFICATION AND INSURANCE"

"1. INDEMNIFICATION

     (a) Indemnification of directors and officers shall be in accordance with the provisions of NY BCL 722(a) through (d) inclusive and as amended.
     (b) Nonexclusivity of indemnification of Directors and Officers Shall be in accordance with NY BCL 721 as amended."

"2. INSURANCE

     (a) Insurance for indemnification of Directors and Officers shall be in accordance with NY BCL 726(a) through (e) inclusive and as amended."

"3. PAYMENT OF EXPENSES

     (a) Payment of indemnification other than by Court award shall be in accordance with the provisions of NY BCL 723(a) through (c) inclusive and as amended.
     (b) Payment of indemnification of Directors and Officers by a Court shall be in accordance with the provisions of NY BCL 724(a) through (c) inclusive and as amended.
     (c) Other provisions affecting indemnification of Directors and Officers, and payment of indemnification thereto, shall be in accordance with the provisions of NY BCL 725(a) through (f) inclusive and as amended".

"4. AMENDMENT

This By-law shall not be amended or rescinded without the approval of the holders of not less than a majority of the Corporation's outstanding stock entitled to vote thereon. This By-law will be operative upon acceptance, at the Annual Meeting in which it is presented for approval."

Proponent's statement in support of the proposal to change the By-laws governing Indemnification and Insurance.

Proponent's identification: My name is David Silver and I am the beneficial owner of approximately 2% of the outstanding shares of Microwave Filter Company, Inc. stock. I am the former Chief Operating Officer and a seller of Chesterfield Products, Inc., the New Jersey filter company acquired by the Company in January, 1992. I have over 18 years of diversified experience in the filter industry.

I propose that stockholders approve the resolutions and rescind and replace the By-law Article XII - Indemnification and Insurance because:

(1) The statutory requirements of New York Business Corporation Law (NY BCL) provide a more than adequate foundation for guiding the Company with regard to indemnification and insurance issues.

(2) NY BCL allows the Company to indemnify directors and officers. Section 7 of the Certificate of Incorporation compels the Company to do so.

(3) NY BCL places the burden on claimant directors and officers to prove entitlement to reimbursement. The current current Section 7 of the Certificate of Incorporation places the burden of proof on the Company.

(4) NY BCL offers the Company some protection against a naked assault on the Company assets by a dubious claim for reimbursement. The current Section 7 of the Certificate of Incorporation may expose the Company to significant liability.


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In my opinion, the current Section 7 of the Certificate of
Incorporation is an entitlement program for directors and officers. In an age when entitlements in general are under attack, the 1996 Proposal 8 establishing Section 7 of the Certificate of Incorporation - Indemnification, guarranteeing directors and officers a carte blanche entitlement to reimbursement for their legal expenses, regardless of the merit of the claim, was self serving.

In my opinion, the current Section 7 of the Certificate of Incorporation provides reckless directors and/or officers, who may be under legal attack for actions that may have merit, and that may not necessarily be in the best interests of the Company, or of its shareholders, with unrestrained opportunities to raid the assets of the Company through their entitlement to instant reimbursement for their legal expenses pursuant to Section 7 of the Certificate of Incorporation.

This proposal reflects the concern of several outside shareholders, some of whom, like myself, are beneficial owners of the Company's stock, and representing approximately five (5%) percent of the Company's outstanding stock. If you agree that we need to expunge the Certificate of Incorporation of the Company of an indemnification clause that appears self serving, and seek to restore indemnification to the status of a By-law in the form of the proposed Article XII, then:


(1) VOTE FOR THIS PROPOSAL USING THE SPACE PROVIDED ON THE COMPANY'S BALLOT.

    THE PROPOSAL WILL BECOME OPERATIVE AT THE 1997 ANNUAL MEETING.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.




Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                                       THE BOARD OF DIRECTORS


Dated: March 14, 1997

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                             PROXY

This proxy Is Solicited by The Board of Directors of Microwave Filter Company, Inc.

            Proxy for 1997 Annual Meeting of Shareholders

The undersigned hereby appoints Louis Misenti and Carl Fahrenkrug proxies of the undersigned, with full power of substitution, to vote shares of common stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of the Shareholders to be held on Thursday, April 10, 1997 at 10:00 a.m. and any adjournments thereof as follows:

 (1)  ELECTION OF DIRECTORS
        Instructions:  To vote for all nominees, place an X in box number 1.
                       To withhold authority to vote for any individual nominee, place an X in box number 2, and draw a line through his/her name in the list below.

                      1. __ For All Nominees
                      2. __ For All Nominees Except Those With A Line Through
                            Their Name

 Trudi B. Artini           Milo Peterson             David Robinson, MD


THIS PROXY WILL BE VOTED AS DIRECTED.   IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED FOR PROPOSAL (1) and (2),  AND AGAINST PROPOSAL (3).

NOTE: Please date and sign exactly as name or names appear on the reverse side and return in the enclosed postage paid envelope.


(2) Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1997.

        The Board of Directors recommends a vote FOR this proposal.
                 FOR __     AGAINST  __   ABSTAIN  __


(3) Proposal to ratify the proposed shareholder resolution by Mr. David Silver, with regard to the rescindment and replacement of Bylaw Article XII "Indemnification and Insurance".

        The Board of Directors recommends a vote AGAINST this proposal.
                 FOR __     AGAINST  __   ABSTAIN  __


In their discretion, the proxies are authorized to vote upon other matters properly coming before the meeting or any adjournments thereof.

This proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) and (2), AND AGAINST PROPOSAL
(3).

NOTE: Please date and sign exactly as your name or names appear below and return in the enclosed postage paid envelope.

When signing as an Attorney, Executor, Trustee, Guardian or Officer of a Corporation, please give title as such.

                                         ____________________________
                                         Signature

                                         ____________________________
                                         Signature if held jointly



IMPORTANT: To assist the Company in planning the Annual Meeting please check the following: I plan to attend the Annual Meeting _____
               I do not plan to attend the Annual Meeting  _____